UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2012

Progressive Care Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-52684	32-0186005
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1111 Park Center Blvd., Suite 202 Miami Gardens, FL 33169
(Address of principal executive offices)

1-786-657-2060
(Registrant’s telephone number, including area code)

☐    Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 40.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Security Agreements

On April 30, 2012, Progressive Care Inc. (the “Company”) and its subsidiary Pharmco, L.L.C., a Florida limited liability company (the “Subsidiary”), separately entered into security agreements (the “Security Agreements”) with TCA Global Credit Master Fund, LP, a Cayman Islands limited partnership (“TCA”), related to a $500,000 convertible promissory note issued by the Company in favor of TCA (the “Convertible Note”).  The Security Agreements grant to TCA a continuing, first priority security interest in all of the Company’s and Subsidiary’s respective assets, wheresoever located and whether now existing or hereafter arising or acquired.

The above descriptions of the Security Agreements do not purport to be complete and are qualified in their entirety by the full text of the documents.

Guaranty Agreement

On April 30, 2012, the Subsidiary entered into a guaranty agreement (the “Guaranty Agreement”) with TCA, in connection with the Company’s issuance of the Convertible Note.  Pursuant to the terms of the Guaranty Agreement, the Subsidiary has guaranteed and is to act as surety to TCA for the repayment of all sums due under the Convertible Note and other transaction documents.

The above description of the Guaranty Agreement does not purport to be complete and is qualified in its entirety by the full text of the document itself.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Convertible Promissory Note

On April 30, 2012, the Company issued the Convertible Note in favor of TCA.  The maturity date of the Convertible Note is April 30, 2013, and it bears interest at a rate of twelve percent (12%) per annum.  The Convertible Note is convertible into shares of the Company’s common stock at a price equal to ninety-five percent (95%) of the average daily volume weighted average price of the Company’s common stock during the five (5) trading days immediately prior to the date of conversion.  The Convertible Note may be prepaid in whole or in part at the Company’s option without penalty.

The above description of the Convertible Note does not purport to be complete and is qualified in its entirety by the full text of the document itself.

Item 3.02 Unregistered Sales of Equity Securities

The Company is relying on an exemption from the registration requirements of the Securities Act of 1933, as amended, for the private placement of our securities underlying the Convertible Note pursuant to Section 4(2) of the Act and/or Rule 506 of Regulation D promulgated thereunder.  The transaction does not involve a public offering, TCA is an “accredited investor” and/or qualified institutional buyer and TCA has access to information about us and its investment.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Document

4.1	$500,000 Convertible Promissory Note, dated April 30, 2012, issued in favor of TCA Global Credit Master Fund, LP

10.1	Guaranty Agreement, dated April 30, 2012, by and between Pharmco, L.L.C and TCA Global Credit Master Fund, LP

10.2	Security Agreement, dated April 30, 2012, by and between Pharmco, L.L.C and TCA Global Credit Master Fund, LP

10.3	Security Agreement, dated April 30, 2012, by and between Progressive Care, Inc. and TCA Global Credit Master Fund, LP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROGRESSIVE CARE, INC.

Date: May 4, 2012	By:	/s/ Avraham A. Friedman
Name: Avraham A. Friedman
Title: Chief Executive Officer